EXHIBIT 21

SUBSIDIARIES OF K2 INC.

	Percentage of Voting Securities Owned or Subject to Voting Control By
	Company	Other
Shakespeare Conductive Fibers, LLC a Delaware limited liability company	100%
K2 (Hong Kong) Ltd., a Hong Kong corporation	100%
Shakespeare Company, LLC a Delaware limited liability company	100%
Subsidiaries of Shakespeare Company, LLC:
Shakespeare All Star Acquisition LLC, a Delaware limited liability company		100%
Shakespeare (Hong Kong) Ltd., a Hong Kong corporation		100%
Pacific Rim Metallic Products Ltd., a Hong Kong corporation		100%
Shakespeare Industries, Inc., a Delaware corporation		100%
Shakespeare Europe BV, a Dutch corporation		100%
Shakespeare (Australia) Pty. Ltd., an Australian corporation		100%
K2 Ski Sport und Mode GmbH, a German corporation		100%
Shakespeare Monofilament U.K. Ltd., a British corporation	1%	99%
Shakespeare International Ltd., a British corporation	1%	99%
Subsidiaries of Shakespeare International Ltd.:
Shakespeare Company (UK) Ltd., a British corporation		100%
Subsidiary of Shakespeare Company (UK) Ltd.:
Expandpermit Limited, a British corporation		100%
Subsidiary of Expandpermit Limited:
JRC Products Limited, a British corporation		100%
K2 Worldwide Company, a Cayman Island corporation	100%
K2 Bike, Inc., a Delaware corporation	100%
Sitca Corporation, a Washington corporation	100%
Subsidiaries of Sitca Corporation:
K-2 Corporation, an Indiana corporation		100%
Subsidiaries of K-2 Corporation:
Earth Products, Inc., a California corporation		100%
K-2 International, Inc., an Indiana corporation		100%
K-2 Internet Company, LLC, a Delaware limited liability company		100%
K2 Japan Corporation, a Japanese corporation		100%
Madshus A.S., a Norwegian corporation		100%
Katin, Inc., a Delaware corporation		100%
Morrow Snowboards, a Delaware corporation		100%
SMCA, Inc., a Minnesota corporation	100%
Subsidiary of SMCA, Inc.:
Stearns Inc., a Minnesota corporation		100%
Subsidiaries of Stearns Inc.:
SATV, LLC, a Delaware limited liability company		100%
Sospenders LLC, a Delaware limited liability company		100%
Ride, Inc., a Washington corporation	100%
Subsidiaries of Ride, Inc.:
K2 Corporation of Canada, a Canadian corporation		100%
Ride Snowboard Company, a Washington corporation		100%
Ride Manufacturing, Inc, a California corporation		100%
SMP Clothing, Inc., a Washington corporation		100%
Smiley Hats, Inc., a Nevada corporation		100%

	Percentage of Voting Securities Owned or Subject to Voting Control By
	Company	Other
Carve, Inc., a Washington corporation		100%
Preston Binding Company, a Washington corporation		100%
K2 Properties, Inc., a Delaware corporation	100%
K2 Finance Company, LLC, a Delaware limited liability company		100%
K2 Receivables Corporation, a Delaware corporation	100%
Hilton Corporate Casuals, LLC a Delaware limited liability company	100%
Rawlings Sporting Goods Company, a Delaware corporation	100%
Subsidiaries of Rawlings Sporting Goods Company:
Rawlings Canada Inc., a Canadian corporation		100%
Rawlings de Costa Rica, S.A., a Costa Rican corporation		100%
Miken Sports, LLC a Delaware limited liability company		100%
K2 Eyewear, LLC, a Delaware limited liability company	100%
K2 Snowshoes, Inc., a Delaware corporation	100%
K2 Licensed Products, Inc., a Delaware corporation	100%
K2 Merchandising, Inc., a Delaware corporation	100%
K2 (Switzerland) GmbH, a Swiss stock corporation	100%
Brass Eagle, LLC, a Delaware limited liability company	100%
Subsidiaries of Brass Eagle, LLC:
JT USA LLC, a Delaware limited liability company		100%
Subsidiary of JT USA LLC:
JT Protective Gear LLC, a Delaware limited liability company		100%
WGP, LLC, a Delaware limited liability company	100%
Ex Officio LLC, a Delaware limited liability company	100%
Subsidiary of Ex Officio LLC:
Ex Officio Internet Company, LLC, a Delaware limited liability company		100%
Marmot Mountain, LLC, a Delaware limited liability company	100%
Subsidiaries of Marmot Mountain, LLC:
Marmot Mountain Canada Ltd., a Canadian company		100%
Marmot Mountain Europe GmbH, a German company		100%
Marmot Mountain Overseas Ltd., a Hong Kong company		100%
Sports Recreation Company Ltd., a Nevada corporation		100%
Marker Völkl USA, Inc., a New Hampshire corporation	100%
Cavoma Ltd., a Cayman Island corporation	100%
Subsidiary of Cavoma Ltd.:
Cavoma LP, a Cayman Island limited partnership		100%
Subsidiaries of Cavoma LP:
Clarance S.a.r.l., a Luxembourg corporation		100%
Marker Völkl Sports Holding GmbH, a Swiss stock corporation		100%
Subsidiaries of Marker Völkl Sports Holding GmbH:
Marker- Völkl -Austria GmbH, an Austrian company		100%
Marker Technica Völkl GmbH, a German company		100%
Zero Degree, a Swiss stock corporation		100%
Völkl GmbH, a German company		100%
Völkl Sports GmbH & Co. KG, a German company		100%
Subsidiaries of Völkl Sports GmbH & Co. KG:
BIL Grudstucksverwaltungs-GmbH & Co. WEDA KG, a German company		95%
Marker Völkl International GmbH, a Swiss company		100%

	Percentage of Voting Securities Owned or Subject to Voting Control By
	Company	Other
Subsidiaries of Marker Völkl International GmbH:
Marker Japan, a Japanese corporation		100%
Völkl Purchase & Service GmbH, a German company		100%
Marker Deutschland GmbH, a German company		100%
Subsidiary of Marker Deutschland GmbH:
Marker CZ s.r.o., a Czech company	100%